Exhibit 21.1


LIST OF SUBSIDIARIES OF RECKSON SERVICE INDUSTRIES, INC.



     NAME OF SUBSIDIARY            STATE OF INCORPORATION/ORGANIZATION
     ------------------            -----------------------------------


1.   RSI-OSA Holding Inc.                    Delaware corporation

2.   RSI Fund Management LLC            Delaware limited liability company